UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2015

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On February 24, 2015, TriMas Corporation (the “Company”) entered into an agreement (the “Agreement”) with Glenn Welling, Herbert Parker, Engaged Capital, LLC and various affiliated entities (collectively, “Engaged”) to settle a potential election contest in connection with the Company’s 2015 annual meeting of shareholders (the “2015 Annual Meeting”).
Under the terms of the Agreement, the Company agreed, among other things, to increase the size of the Board to nine members, by adding an additional Class II director to the Company’s Board of Directors (“Board”), and to appoint Herbert Parker as a Class II Director, as described below. The Company has also agreed to provide Engaged with the option, within 45 days prior to and 10 days after the Company’s 2016 annual meeting of shareholders, to request that the Company increase the size of the Board to ten members and appoint to the Board Glenn Welling or, if he is unwilling or unable to serve on the Board, a person that is mutually agreed upon by the Company and Engaged.
Pursuant to the Agreement, Engaged has agreed not to nominate any directors or bring any other business or proposals before or at the 2015 Annual Meeting.
Engaged is also subject to standstill provisions under the Agreement. Such provisions generally remain in effect until 10 days prior to the expiration of the advance notice period for the nomination of directors at the Company’s 2017 annual meeting of shareholders (the “Standstill Period”). These provisions restrict Engaged’s ability to engage in certain proxy solicitations, make certain shareholder proposals, call meetings of shareholders, solicit consents from shareholders, obtain additional representation on the Board or seek to remove any of the Company’s directors.
The Agreement further provides that, during the Standstill Period, except as specified in the Agreement, Engaged will cause all shares of Company common stock then beneficially owned by Engaged or its affiliates to be present for quorum purposes and to be voted as recommended by the Board on any matter to be voted on at any annual meeting of shareholders during the Standstill Period.
The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Agreement, on February 24, 2015, the Board increased the size of the Board to nine members, by adding an additional Class II director to the Board, and appointed Mr. Parker to serve as a Class II director on the Board, effective immediately. The Board determined that Mr. Parker is an independent director in accordance with the listing standards of the NASDAQ Stock Market. In connection with his appointment and service to the Board, Mr. Parker will be entitled to receive the same compensation as all other non-employee directors of the Company, as disclosed in the Company's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 2, 2014, which Mr. Parker will receive on a pro rata basis through the 2015 Annual Meeting.
Item 8.01. Other Events.
On February 25, 2015, the Company issued a press release announcing it had entered into the Agreement.
A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1
Settlement Agreement, dated as of February 24, 2015, by and among TriMas Corporation and Engaged Capital Master Feeder I, LP, Engaged Capital Master Feeder II, LP, Engaged Capital I, LP, Engaged Capital I Offshore, Ltd., Engaged Capital II, LP, Engaged Capital, LLC, Engaged Capital Holdings, LLC, Glenn Welling and Herbert Parker

99.1	Press Release dated February 25, 2015
_________________

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: February 25, 2015	By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Vice President, General Counsel and Secretary

Exhibit Index
Exhibit	Description
10.1
Settlement Agreement, dated as of February 24, 2015, by and among TriMas Corporation and Engaged Capital Master Feeder I, LP, Engaged Capital Master Feeder II, LP, Engaged Capital I, LP, Engaged Capital I Offshore, Ltd., Engaged Capital II, LP, Engaged Capital, LLC, Engaged Capital Holdings, LLC, Glenn Welling and Herbert Parker

99.1	Press Release dated February 25, 2015